EXHIBIT 5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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          We hereby consent to the use in this Post-Effective Amendment No. 23 to the registration statement on Form S-6 ("Registration Statement") of our reports dated March 22, 2002 and of our report dated February 5, 2002, relating to the financial statements of Phoenix Life Variable Universal Life Account (Flex Edge, Flex Edge Success(R), Joint Edge(R) and Individual Edge(R)) and the consolidated financial statements of Phoenix Life Insurance Company, respectively, which appear in such Registration Statement.


          /s/ PricewaterhouseCoopers LLP
          Hartford, Connecticut
          aUGUST 9, 2002